Exhibit 99.1

Belden & Blake

Corporation and

Subsidiaries

(An Ohio Corporation)

Consolidated Financial Statements and

Supplemental Information as of and for the

Year Ended December 31, 2014 and

Independent Auditors’ Report

BELDEN & BLAKE CORPORATION AND SUBSIDIARIES

(An Ohio Corporation)

TABLE OF CONTENTS

Page

INDEPENDENT AUDITORS’ REPORT	1

CONSOLIDATED FINANCIAL STATEMENTS AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2014:

Balance Sheet	2–3

Statement of Operations	4

Statement of Changes in Shareholder’s Equity	5

Statement of Cash Flows	6

Notes to Consolidated Financial Statements	7–16

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Shareholder of
Belden & Blake Corporation
Houston, Texas

We have audited the accompanying consolidated financial statements of Belden & Blake Corporation and subsidiaries (the “Company”) (an Ohio corporation), which comprise the balance sheet as of December 31, 2014, and the related statement of operations, changes in shareholder’s equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Belden & Blake Corporation and subsidiaries as of December 31, 2014, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Required Supplementary Information

Accounting principles generally accepted in the United States of America require that the Supplemental Information for Oil and Natural Gas Producing Activities in Note 11 be presented to supplement the basic financial statements. Such information, although not a part of the basic financial statements, is required by the Financial Accounting Standards Board who considers it to be an essential part of financial reporting for placing the basic financial statements in an appropriate operational, economic, or historical context. We have applied certain limited procedures to the required supplementary information in accordance with auditing standards generally accepted in the United States of America, which consisted of inquiries of management about the methods of preparing the information and comparing the information for consistency with management's responses to our inquiries, the basic financial statements, and other knowledge we obtained during our audit of the basic financial statements. We do not express an opinion or provide any assurance on the information because the limited procedures do not provide us with sufficient evidence to express an opinion or provide any assurance.

/s/DELOITTE & TOUCHE LLP

Houston, Texas

March 23, 2015

BELDEN & BLAKE CORPORATION AND SUBSIDIARIES
(An Ohio Corporation)

CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2014
(dollars in thousands)

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$16,737
Accounts receivable, net of allowance for doubtful accounts of $1,057	11,504
Derivative asset	4,332
Other current assets	1,417

Total current assets	33,990

PROPERTY, PLANT AND EQUIPMENT:
Proved oil and natural gas properties	734,952
Unproved oil and natural gas properties	3,049
Natural gas gathering systems	1,239
Other property	80
Accumulated depreciation, depletion and amortization	(385,761)

Total property, plant and equipment – net	353,559

OTHER ASSETS:
Long–term derivative asset	280
Other assets	1,323

Total other assets	1,603

TOTAL	$389,152

(Continued)

BELDEN & BLAKE CORPORATION AND SUBSIDIARIES
(An Ohio Corporation)

CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2014
(dollars in thousands)

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Accounts payable:
Third party	$574
Related party	2,417
Accrued expenses	11,820
Current portion of long–term liabilities	1,969

Total current liabilities	16,780

LONG–TERM LIABILITIES:
Long–term debt	126,000
Asset retirement obligations	32,166
Deferred income taxes	108,625
Other long–term liabilities	558

Total long–term liabilities	267,349

COMMITMENTS AND CONTINGENCIES (Note 9)

SHAREHOLDER’S EQUITY:
Common stock without par value – 3,000 shares authorized, 1,534 shares issued	–
Additional paid in capital	176,617
Retained deficit	(71,594)

Total shareholder’s equity	105,023

TOTAL	$389,152

(Concluded)

See notes to consolidated financial statements.

BELDEN & BLAKE CORPORATION AND SUBSIDIARIES
(An Ohio Corporation)

CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2014
(dollars in thousands)

REVENUES:
Oil, natural gas and natural gas liquids	$61,940
Natural gas gathering and marketing	3,513
Other	53

Total revenues	65,506

OPERATING COSTS AND EXPENSES:
Lease and other operating expenses	19,822
Dry hole and exploration costs	1,902
Production taxes	1,112
Natural gas gathering and marketing	3,889
Asset retirement obligations accretion expense	1,583
Depreciation, depletion and amortization	22,466
General and administrative expenses	5,737
Leasehold impairment	587
Impairment of oil and natural gas properties	13,829
Gain on derivatives – net	(3,268)

Total operating costs and expenses	67,659

OPERATING LOSS	(2,153)

OTHER EXPENSE:
Interest expense	(4,239)
Other expense	(27)

Total other expense – net	(4,266)

LOSS BEFORE INCOME TAXES	(6,419)

INCOME TAXES	(2,459)

NET LOSS	$(8,878)

See notes to consolidated financial statements.

BELDEN & BLAKE CORPORATION AND SUBSIDIARIES
(An Ohio Corporation)

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER’S EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2014
(dollars in thousands)

	Common Stock	Additional Paid in Capital	Retained Deficit	Total Shareholder’s Equity

Balance – December 31, 2013	$–	$176,617	$(50,701)	$125,916

Dividends	–	–	(12,015)	(12,015)

Net loss	–	–	(8,878)	(8,878)

Balance – December 31, 2014	$–	$176,617	$(71,594)	$105,023

See notes to consolidated financial statements.

BELDEN & BLAKE CORPORATION AND SUBSIDIARIES
(An Ohio Corporation)

CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2014
(dollars in thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(8,878)
Adjustments to reconcile net loss to net cash provided by operating activities:
Dry hole and exploration costs	1,902
Asset retirement obligations accretion expense	1,583
Depreciation, depletion and amortization	22,466
Leasehold impairment	587
Impairment of oil and natural gas properties	13,829
Gain on derivatives, net	(3,268)
Cash settlements of matured derivative contracts	(2,828)
Deferred income taxes	(8,736)
Other	549
Changes in assets and liabilities:
Accounts receivable	(1,672)
Other current assets	174
Accounts payable and accrued expenses	2,626

Net cash provided by operating activities	18,334

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to oil and natural gas properties	(9,240)
Exploration expense	(1,902)
Other	(118)

Net cash used in investing activities	(11,260)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long–term debt borrowings	(1,013)
Dividend paid	(5,000)

Net cash used in financing activities	(6,013)

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,061

CASH AND CASH EQUIVALENTS – Beginning of year	15,676

CASH AND CASH EQUIVALENTS – End of year	$16,737

NONCASH INVESTING ACTIVITY – Capital accrual	$769

NONCASH FINANCING ACTIVITY – Dividend of oil and natural gas properties	$7,015

SUPPLEMENTAL CASH FLOWS INFORMATION:
Interest paid	$3,506

Income taxes paid	$11,420

See notes to consolidated financial statements.

BELDEN & BLAKE CORPORATION AND SUBSIDIARIES

(An Ohio Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED dECEMBER 31, 2014

1.	ORGANIZATION AND BUSINESS

Belden & Blake Corporation, an Ohio corporation, is engaged in the acquisition, development and production of oil and natural gas properties. Capital C Energy Operations, L.P. (“Capital C”), a Delaware limited partnership, is the parent of Belden & Blake Corporation. Capital C is owned by certain institutional funds managed by EnerVest, Ltd. (“EnerVest”), a Houston-based privately held oil and gas operator and institutional funds manager.

2.	SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation — The consolidated financial statements include the accounts of Belden & Blake Corporation and its wholly owned subsidiaries (collectively, the “Company”). All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents — The Company considers short–term investments with an original maturity of three months or less to be cash equivalents.

Accounting for Derivatives — The Company has elected not to designate its derivatives as hedging instruments. As such, these derivatives are carried in the consolidated balance sheet at fair value and changes in fair value of these derivatives are recognized immediately in the statement of operations.

Oil and Natural Gas Properties — The Company follows the successful efforts method of accounting for its oil and natural gas properties. Under this method, exploration costs, other than the costs of drilling exploratory wells, are charged to expense as incurred. Costs that are associated with the drilling of successful exploration wells are capitalized if proved reserves are found. Lease acquisition costs are capitalized when incurred. Costs associated with the drilling of exploratory wells that do not find proved reserves, geological and geophysical costs and costs of certain non-producing leasehold costs are expensed as incurred. The costs of all development wells and related equipment used in the production of oil and natural gas are capitalized.

No gains or losses are recognized upon the disposition of oil and natural gas properties except in transactions such as the significant disposition of an amortizable base that significantly affects the unit-of-production amortization rate. Sales proceeds are credited to the carrying value of the properties.

The capitalized costs of producing oil and natural gas properties (including plugging, abandonment, and site restoration costs) are charged to expense as depreciation, depletion, and amortization using the units-of-production method based on the ratio of current production to estimated total net proved oil and natural gas reserves as estimated by independent petroleum engineers. Proved developed reserves are used in computing unit rates for drilling and development costs and total proved reserves are used for depletion rates of acquisition, leasehold and pipeline costs.

The Company reviews its proved oil and natural gas properties for impairment whenever events or changes in circumstances indicate that the carrying amounts of such properties may not be recoverable. The determination of recoverability is made based upon estimated undiscounted future net cash flows. The amount of impairment loss, if any, is determined by comparing the fair value, as determined by a discounted cash flow analysis, with the carrying value of the related asset. The Company recognized $13.8 million of impairments of its proved oil and natural gas properties in 2014 as the carrying amounts of such properties were determined not to be recoverable (see Note 4).

Unproved oil and natural gas properties are assessed periodically on a property-by-property basis, and any impairment in value is recognized. The Company recognized $0.6 million of impairments of its unproved oil and natural gas properties in 2014.

Other property is stated at cost. Depreciation expense is computed using the straight-line method over the useful lives of the assets, which range from three to 40 years.

Asset Retirement Obligations — Asset retirement obligations (ARO) represent the future abandonment costs of tangible assets, such as wells, service assets, pipelines, and other facilities. The Company records an ARO and capitalizes the asset retirement cost in oil and natural gas properties in the period in which the retirement obligation is incurred based upon the estimated fair value of the obligation to perform site reclamation, dismantle facilities or plug and abandon wells. After recording these amounts, the ARO is accreted to its future estimated value using an assumed cost of funds and the additional capitalized costs are depreciated on a unit-of-production basis. If the ARO is settled for an amount other than the recorded amount, a gain or loss is recognized.

Revenue Recognition — Oil, natural gas and natural gas liquids revenues are recorded using the sales method, whereby the Company recognizes revenues based upon the amount of oil and natural gas sold, delivered to product purchasers on its behalf and title has transferred and collectability is reasonably assured. The Company had no significant natural gas imbalances at December 31, 2014.

Income Taxes — The Company uses the asset and liability method of accounting for income taxes. Deferred income taxes are provided for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred income taxes also are recognized for operating losses that are available to offset future taxable income and tax credits that are available to offset future federal income taxes. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that the benefits will not be realized.

Financial Instruments — The Company’s financial instruments consist of cash and cash equivalents, receivables, payables, derivatives and long–term debt. The carrying amounts of the Company’s financial instruments other than derivatives and long–term debt approximate fair value because of the short-term nature of the items. Derivatives are recorded at fair value (see Note 4). The carrying value of the Company’s debt approximates fair value because the credit facility’s variable interest rate resets frequently and approximates current market rates available to the Company.

Subsequent Events —In February 2015, the Company’s credit facility was amended to provide for, among other things, an extension of the maturity date of the credit facility until May 2016 and a decrease in the borrowing base to $115.0 million. In addition the borrowing base will be reduced by $5.0 mllion on the last day of each fiscal quarter beginning with June 30, 2015. Accordingly, the Company has classified borrowings outstanding under the credit facility as “Long–term debt” in the consolidated balance sheet and, through March 23, 2015, the Company has repaid $11.6 million of borrowings under the credit facility and now has $114.4 million outstanding.

The Company evaluated subsequent events through March 23, 2015, the date that the consolidated financial statements were issued, and through December 11, 2015, the date that the consolidated financial statements were filed with the Securities and Exchange Commission, and has determined that there were no other subsequent events that required disclosure.

3.	RISK MANAGEMENT

The Company’s business activities expose it to risks associated with changes in the market price of oil, natural gas and natural gas liquids. As such, future earnings are subject to change due to changes in the market price of oil, natural gas and natural gas liquids. The Company uses derivatives to reduce its risk of volatility in the prices of oil, natural gas and natural gas liquids. The Company does not engage in speculative transactions.

As of December 31, 2014, the Company had entered into commodity contracts with the following terms:

Period Covered	Hedged Volume	Weighted Average Fixed Price

Oil (Bbls):
Swaps – 2015	109.5	$90.55

Natural Gas (MmmBtus):
Swap – 2015	730.0	4.28

Natural Gas Liquids (MBbls):
Floor – 2015	9.1	10.50

The following table sets forth the amounts, on a gross basis, and classification of the Company’s outstanding derivatives at December 31, 2014 (dollars in thousands):

Asset Derivatives		Liability Derivatives
Location in the Consolidated Balance Sheet	Fair Value	Location in the Consolidated Balance Sheet	Fair Value

Derivative asset	$4,332	Derivative liability	$–
Long–term derivative asset	280	Long–term derivative liability	–
	$4,612		$–

Amounts are not presented on a net basis in the consolidated balance sheets even when such amounts are with the same counterparty.

4.	FAIR VALUE MEASUREMENTS

Recurring basis

The following table presents the fair value hierarchy table for the Company’s assets and liabilities that are required to be measured at fair value on a recurring basis at December 31, 2014 (dollars in thousands):

		Fair Value Measurements at the End of the Reporting Period
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets – oil, natural gas and natural gas liquid derivatives	$4,612	$–	$4,612	$–

The Company’s derivatives consist of over–the–counter (“OTC”) contracts which are not traded on a public exchange.  As the fair value of these derivatives is based on inputs using market prices obtained from independent brokers or determined using quantitative models that use as their basis readily observable market parameters that are actively quoted and can be validated through external sources, including third party pricing services, brokers and market transactions, the Company has categorized these derivatives as level 2. The Company values these derivatives using the income approach using inputs such as the forward curve for commodity prices based on quoted market prices and prospective volatility factors related to changes in the forward curves and yield curves based on money market rates and interest rate swap data, such as forward LIBOR curves. The Company’s estimates of fair value have been determined at discrete points in time based on relevant market data. There were no changes in valuation techniques or related inputs in 2014.

Nonrecurring Basis

The following table presents the fair value hierarchy table for the Company’s assets and liabilities that are required to be measured at fair value on a nonrecurring basis at December 31, 2014 (dollars in thousands):

		Fair Value Measurements at the End of the Reporting Period
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Losses
Long–lived assets held and used	$5,927	$–	$–	$5,927	$13,829

In 2014, as a result of a reduction in estimated future net cash flows primarily caused by the decrease in prices, oil and natural gas properties with a carrying amount of $19.7 million were written down to their fair value of $5.9 million, resulting in an impairment charge of $13.8 million. This impairment charge was included in earnings for 2014.

The fair value was determined using the income approach and was based on the expected present value of the future net cash flows from proved reserves. Significant Level 3 assumptions associated with the calculation of discounted cash flows used in the impairment analysis included estimates of future prices, production costs, development expenditures, anticipated production, appropriate risk–adjusted discount rates and other relevant data.

5.	INCOME TAXES

Income taxes for 2014 consist of the following (dollars in thousands):

Current
Federal	$10,749
State	446
11,195
Deferred
Federal	(8,493)
State	(243)
(8,736)

$2,459

The effective income tax rate for 2014 differs from the U.S. income tax rate as follows (dollars in thousands):

U.S. statutory income tax rate	35.0%
State income taxes, net of federal tax benefit	(5.5)
Gain recognized on distribution on oil and natural gas properties	(86.3)
Percentage depletion in excess of tax basis	14.1
Other, net	4.4

Effective income tax rate	(38.3)%

Deferred taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, as well as operating loss and tax credit carryforwards.

The tax effects of the Company’s temporary differences and carryforwards at December 31, 2014 are as follows (dollars in thousands):

Deferred tax assets:
Asset retirement obligations	$10,835
State net operations loss carryforwards	2,672
Other, net	208
Subtotal	13,715
Valuation allowance	(2,672)
Total	11,043

Deferred tax liabilities:
Property, plant and equipment	(119,226)
Other, net	(2,071)
Total	(121,297)

Net deferred tax liability	$(110,254)

At December 31, 2014, the Company had approximately $26.7 million of state net operating loss carryforwards. These net operating loss carryforwards, if unused, will begin to expire in 2018. The Company has recorded a valuation allowance of $26.7 million for all of its state net operating loss carryforwards which the Company estimates will expire before they could be used.

The Company has evaluated whether any material tax position the Company has taken will more likely than not be sustained upon examination by the appropriate taxing authority. As the Company believes that all such material tax positions taken by them are supportable by existing laws and related interpretations, there are no material uncertain tax positions to consider.

6.	LONG–TERM DEBT

Long–term debt at December 31, 2014 consists of the following (dollars in thousands):

Credit facility	$126,000
Other	7
126,007
Less current portion	(7)
$126,000

Credit Facility

As of December 31, 2014, the Company’s credit facility consists of a $250.0 million credit facility that was scheduled to expire in May 2015, but the term was extended to May 2016 (see Note 2). The Company may use borrowings under the credit facility to finance the acquisition, development and exploitation of our oil and gas properties, for working capital purposes and for general corporate purposes, including the issuance of letters of credit. Borrowings under the credit facility are secured by substantially all of the Company’s assets and by all of the Company’s common stock held by Capital C. Borrowings under the credit facility bear interest at a floating rate based on either (1) LIBOR plus an applicable margin or (2) a base rate of either the higher of the prime rate, an adjusted federal funds rate or an adjusted Eurodollar rate, plus an applicable margin. The weighted average effective interest rate for borrowings, excluding the effects of interest rate swaps, under the facility during 2014 was 3.36%.

Borrowings under the credit facility may not exceed a “borrowing base” determined by the lenders based on the Company’s oil and natural gas reserves. As of December 31, 2014, the borrowing base was $142.0 million. The borrowing base is subject to semi–annual redeterminations. The terms of the facility require monthly repayments to the extent that borrowing base reductions or borrowing base redeterminations cause the outstanding borrowings to exceed the availability under the facility.

The facility contains financial covenants which, among other things, set minimum current ratio and interest coverage requirements and maximum leverage coverage requirements. The Company was in compliance with its financial covenants at December 31, 2014.

7.	ASSET RETIREMENT OBLIGATIONS

Changes in the ARO liability for 2014 are as follows (dollars in thousands):

ARO liability – January 1	$27,144
Additions	837
Revision	3,322
Accretion expense	1,583
Settlements and divestitures	(387)

ARO liability – December 31	$32,499

As of December 31, 2014, $0.3 million of the Company’s ARO is classified as current and is included in “Current portion of long–term liabilities” in the consolidated balance sheet.

8.	RELATED PARTY TRANSACTIONS

A wholly owned subsidiary of EnerVest serves as operator of the producing wells and receives reimbursement for certain overhead costs. The affiliate received $3.4 million in reimbursements in 2014. These amounts are included in general and administrative expenses within the consolidated statement of operations.

In addition, the Company reimbursed the affiliate $6.1 million in 2014 for direct expenses incurred in the operation of the Company’s wells, gathering systems and production facilities and for the allocable share of the costs of EnerVest employees who performed services on the Company’s properties. These amounts are included in lease and other operating expenses within the consolidated statement of operations and comprehensive loss. The Company also reimbursed the affiliate $0.6 million of drilling labor costs in 2014. These amounts are included in proved oil and natural gas properties within the consolidated balance sheet.

Amounts payable to EnerVest or its affiliates were $2.4 million at December 31, 2014. The balance of this account includes amounts due to EnerVest or its affiliates for operating and management activities conducted on the Company’s behalf.

In 2014, the Company distributed certain oil and natural gas properties to Capital C and recorded a dividend of $7.1 mllion. In conjunction with the distribution, the Company paid $8.0 million in income taxes.

9.	COMMITMENTS AND CONTINGENCIES

The Company is involved in disputes or legal actions arising in the ordinary course of business. Management does not believe the outcome of such disputes or legal actions will have a material adverse effect on the Company’s consolidated financial position or results of operations.

The Company leased natural gas compressors under operating leases that expire at various dates through 2015. Future minimum lease payments at December 31, 2014 were $1.5 million. In 2014, rental expense for these natural gas compressors was $1.5 million.

10.	CONCENTRATION OF CREDIT RISK

The Company’s cash and cash equivalents are maintained at several financial institutions. Deposits held with these institutions may exceed the amount of insurance provided on such deposits; however, the Company regularly monitors the financial stability of these financial institutions and believes that it is not exposed to any significant default risk.

The Company’s revenues are derived principally from uncollateralized sales to customers in the oil and natural gas industry; therefore, the Company’s customers may be similarly affected by changes in economic and other conditions within the industry. Expected losses are provided for currently and actual losses have been within management’s expectations.

All of the Company’s derivative contracts are with major financial institutions.  Should one of these financial counterparties not perform, the Company may not realize the benefit of some of its derivative contracts and the Company could incur a loss. As of December 31, 2014, all of the Company’s counterparties have performed pursuant to their derivative contracts.

11.	SUPPLEMENTAL INFORMATION FOR OIL AND NATURAL GAS PRODUCING ACTIVITIES (UNAUDITED)

Costs Incurred in Oil and Natural Gas Property Exploration and Development Activities

Development costs	$8,382
Exploratory costs	1,902
$10,284

Capitalized Costs Relating to Oil and Natural Gas Producing Activities

Proved properties	$734,952
Unproved properties	3,049
Accumulated depreciation, depletion and amortization	(384,996)

Net capitalized costs	$353,005

Estimated Quantities of Proved Reserves

There are many uncertainties inherent in estimating proved reserve quantities and in projecting future production rates and the timing of development expenditures. Accordingly, these estimates are expected to change as further information becomes available. Material revisions of reserve estimates may occur in the future, development and production of the oil, natural gas and natural gas liquids reserves may not occur in the periods assumed, and actual prices realized and actual costs incurred may vary significantly from those used in these estimates.

As specified by the Securities and Exchange Commission (SEC), the prices for oil, natural gas and natural gas liquids used in this calculation were the average prices during the year determined using the price on the first day of each month, except for volumes subject to fixed price contracts. The prices utilized in calculating the total estimated proved reserves at December 31, 2014 were $94.99 per Bbl of oil and $4.35 per MMBtu of natural gas.

Presented below are the quantities associated with the Company’s interest in estimated proved reserves as of December 31, 2014.

	Natural Gas (MMcf) (1)	Oil (MBbls) (2)	Natural Gas Liquids (MBbls) (2)	MMcfe (3)
Proved reserves:
As of December 31, 2013	131,855	4,331	735	162,247

Revisions of previous estimates	1,073	(508)	219	(661)
Extensions and discoveries	1,592	414	–	4,079
Production	(8,672)	(263)	(58)	(10,599)
Dividend of reserves in place	(2,662)	(151)	(245)	(5,036)

As of December 31, 2014	123,186	3,823	651	150,030

Proved developed reserves:
December 31, 2013	125,904	3,493	735	151,269

December 31, 2014	119,488	3,031	651	141,577

Proved undeveloped reserves:
December 31, 2013	5,951	838	–	10,978

December 31, 2014	3,698	792	–	8,453

(1)	Million cubic feet.

(2)	Thousands of barrels.

(3)	Million cubic feet equivalent; barrels are converted to Mcfe based on one barrel of oil or natural gas liquids to six Mcf of natural gas equivalent.

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Reserves

The following table presents a standardized measure of discounted future net cash flows relating to estimated proved reserves as of December 31, 2014 (dollars in thousands):

Future cash inflows	$870,349
Future production costs	(336,174)
Future development costs	(50,721)
Future income tax expense	(181,779)
Future net cash flows	301,675
10 percent discount for estimated timing of cash flows	(168,639)
Standardized measure of discounted future net cash flows	$133,036

In computing this data, assumptions other than those required by the SEC could produce different results. Accordingly, the data should not be construed as representative of the fair market value of our estimated proved oil, natural gas and natural gas liquids reserves. The following assumptions have been made:

•	Future cash inflows were based on prices used in estimating our proved oil, natural gas and natural gas liquids reserves. Future price changes were included only to the extent provided by existing contractual agreements.

•	Future development and production costs were computed using year end costs assuming no change in present economic conditions.

•	Future net cash flows were discounted at an annual rate of 10%.

Changes in Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Reserves

The following table sets forth the changes in standardized measure of discounted future net cash flow relating to proved oil, natural gas and natural gas liquids reserves for 2014 (dollars in thousands):

Beginning of period	$146,539
Sales and transfers of oil, natural gas and natural gas liquids produced, net of production costs	(41,006)
Net changes in prices and production costs	(4,568)
Extensions, discoveries and improved recovery, less related costs	8,742
Development costs incurred during the period	1,623
Net changes in estimated future development costs	225
Revisions and other	(4,863)
Accretion of 10% timing discount	22,873
Net changes in income taxes	6,719
Changes in timing and other	(3,248)
End of period	$133,036

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